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                                                                    Exhibit 10.4

                                                                  EXECUTION COPY

                             SUBSCRIPTION AGREEMENT

          SUBSCRIPTION AGREEMENT dated as of February 18, 2005 by and between Castle Brands Inc., a Delaware corporation (the "Investor") and Gosling Partners Inc., a Delaware corporation ("Company").

          WHEREAS, the Company desires to issue shares of its common stock and Investor wishes to purchase said shares of common stock.

          It is therefore agreed as follows:

     1. Acquisition of Shares. The Company hereby conveys to the Investor and the Investor hereby receives from Company 600,000 shares of common stock, $0.01 par value per share (the "Common Stock") of Company (the "Shares"). The aggregate consideration for the Shares is $5,000,000 (approximately $8.33 per share), receipt of which is hereby acknowledged by Company in cash and a promissory note issued by the Investor in favor of the Company with interest to accrue on the unpaid principal amount at a rate equal to four percent (4.0%) per annum (the "Promissory Note"), as more specifically set forth on Schedule I. Simultaneously herewith, and as a condition hereof, the Investor is entering into a Stockholders Agreement, dated as of the date hereof, with the existing stockholders of the Company and the Investor is delivering to Company the Promissory Note.

     2. Representations and Warranties of the Investor

          The Investor represents and warrants to Company as follows:

          (a) The Investor is purchasing the Shares for investment, and has not previously solicited the transfer, resale or disposal of the Shares and presently does not have a view to, or the purpose of, engaging in a distribution thereof or of any interest therein in any transaction that would be in violation of the securities laws of the United States or any state thereof.

          (b) The Investor understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") and will be "restricted securities" within the meaning of the regulations under the Act, and by reason of the foregoing the Shares may not be resold in the absence of an effective registration statement under, or applicable exemption from, the Act, and that a restrictive legend will be affixed to the Shares upon issuance to the Investor, as detailed in the Stockholders Agreement.

          (c) The Investor understands that there are substantial restrictions on the transferability of the Shares, including without limitation those referred to in Section 2(b) hereof and those contained in the Stockholders Agreement and in this Agreement. Accordingly, the Investor may have to hold the Shares indefinitely and it may not be possible for the Investor to liquidate its investment in the Shares.

          (d) The Investor has had an opportunity to ask questions and receive answers concerning Company or the terms and conditions of the offering and to obtain any additional relevant information to the extent the Company possessed such information or was able to obtain
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it without unreasonable effort or expense. The Investor is knowledgeable, sophisticated and experienced in business and financial matters and with respect to securities similar to the Shares, and is capable of evaluating the merits and risks of purchasing the Shares. The Investor is able to bear the economic risk of its investment in the Shares and is able to afford the complete loss of such investment. The Investor has relied solely on the representations and warranties contained herein and Investor's own knowledge about the Company in making Investor's decision to acquire the Shares. If the box relating to "Accredited Investor" status on Schedule I has been checked, the "Investor" is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D under the Act.

     3. Representations and Warranties of Company

          Company represents and warrants to the Investor as follows:

          (a) Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware; and has all requisite corporate power and authority to carry on its business as presently conducted and proposed to be conducted.

          (b) Company has all requisite corporate power and authority to enter into, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Company, and all legally required corporate proceedings by Company in connection with the execution and delivery thereof have been taken.

          (c) The authorized capital stock of Company consists of 1,000,000 shares of Common Stock of which 1,000,000 shares will be issued and outstanding after giving effect to the transactions contemplated by this Agreement and otherwise to occur on the date hereof. Except as disclosed on Schedule II (and any agreements related thereto, as the same may be amended from time to time), there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements, or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Company, whether directly or upon exercise or conversion of other securities or pursuant to the terms and conditions of any instrument evidencing indebtedness of Company. The Shares, when issued and delivered to the Investor, will be duly authorized, validly issued, fully paid and nonassessable and the issuance of the Shares will not be subject to any preemptive or similar rights.

          (d) The execution, delivery and performance by Company of this Agreement, including the issuance and delivery of the Shares to the Investor, will not (i) require Company to obtain any consent, approval, authorization or other order of, or to make any filing, registration or qualification with any court, regulatory body, administrative agency or other governmental body (except such as may have previously been obtained, filed or made or are permitted to be, and will be, filed or made promptly following the date hereof), or (ii) conflict with or constitute a violation of any provision of the certificate of incorporation or bylaws of Company, or (iii) breach, constitute a default under, or result in the imposition of a lien or encumbrance on any material properties of Company pursuant to any bond, debenture, note or other evidence of indebtedness of Company or any indenture or other material agreement to which it is a party or by which it is bound or to which any material property of Company may be subject; provided that the representations in clause (i) of this paragraph are made in reliance upon the representations and warranties of the Investor in Section 2 of this Agreement.
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          (e) The Company has entered into an Export Agreement, dated as of
February 14, 2005, between the Company and Gosling's Export (Bermuda) Limited.

     4. Name Change

          Upon the execution of this Agreement, the Company hereby agrees to change its name to "Gosling - Castle Partners Inc." and execute and file or cause to be filed the necessary certificate with the Secretary of State of the State of Delaware to effectuate such name change.

     5. Notices

          All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given (w) when delivered if delivered personally, (x) when sent if sent by telecopy, with a confirmation promptly sent by way of one of the methods permitted in this Section or by U.S. mail, postage prepaid, (y) the day after deposit with an overnight courier service marked for overnight delivery, or if deposited with an overnight courier service marked for non-overnight delivery, the number of days after delivery as specified to such courier service or (z) five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, in each case to the parties at the following addresses and/or telecopier numbers (or such other address or telecopier number for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

          If to Company:

          Gosling Partners Inc.
          c/o E. Malcolm B. Gosling
          78 Oak Street
          Weston, MA 02493
          Telecopy No.: (781) 891-0228
          Attention: President and Chief Executive Officer

          If to the Investor:

          Castle Brands Inc.
          570 Lexington Avenue, 29th Floor
          New York, NY 10022
          Telecopy No.: (646) 356-0222
          Attention: Mark Andrews - Chairman and Chief Executive Officer

     6. Choice of Law

          This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed therein.
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     7. Transfer and Assignment

          This Agreement shall be binding upon and inure to the benefit of each Investor and Company and their respective permitted successors and assigns (subject to the restrictions in the Stockholders Agreement).

     8. Arbitration

          In the event any disagreement or dispute among the parties arises under or out of this Agreement, including termination issues, such disagreement or dispute shall be submitted to Judicial Mediation Services, Inc., a professional arbitration service consisting of retired Federal and State judges ("JAMS") for binding arbitration unless the parties mutually agree upon an alternative dispute resolution service. The arbitration shall be conducted in accordance with the rules of JAMS or such other dispute resolution service as might be agreed upon and shall be held in New York, New York. Any award made by JAMS or such other dispute resolution service as might be agreed upon shall be binding upon the parties. Binding arbitration shall be the exclusive remedy for breach of this Agreement by any party. The parties shall share equally all costs of arbitration other than representation by counsel which shall be at each party's own expense.

     9. Miscellaneous

          This Agreement is a complete statement of the agreement between the parties with respect to the matters provided for and there are no agreements, promises, warranties, covenants or undertakings other than as expressly set forth in this Agreement. This Agreement supersedes any previous agreements and understandings between the parties with respect to the matters provided for and cannot be changed or terminated except in writing signed by both parties. The headings in this Agreement are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

     10. Counterparts; Facsimile Signature

          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may be executed via facsimile transmission, and any executed facsimile copy or counterpart shall be treated as an original.
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     IN WITNESS WHEREOF, each of Company and the Investor has caused this
Agreement to be executed on its behalf by officers thereunto duly authorized, as of the day and year first above written.

                                        GOSLING PARTNERS INC.


                                        By: /s/ E. Malcolm B. Gosling
                                            ------------------------------------
                                        Name: E. Malcolm B. Gosling
                                        Title: President and Chief Executive
                                               Officer


                                        CASTLE BRANDS INC.


                                        By: /s/ Mark Andrews
                                            ------------------------------------
                                        Name: Mark Andrews
                                        Title: Chairman and Chief Executive
                                               Officer
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                                   SCHEDULE I

Date: February 18, 2005

Investor Name & Address: Castle Brands Inc.
                         570 Lexington Avenue, 29th Floor
                         New York, NY 10022

Common Stock:

     Number of Shares: 600,000

     Total Purchase Price: $5,000,000.00

          Portion of Purchase Price Paid in Cash: $100,000.00

          Portion of Purchase Price Payable via Promissory Note: $4,900,000.00

               - An installment in the amount of $1,025,000 due April 1, 2005;

               - An installment in the amount of $1,125,000 due October 1, 2005;

               -    An installment in the amount of $1,000,000 due April 1, 2006

               - An installment in the amount of $1,000,000 due October 1, 2006; and

               -    An installment in the amount of $750,000 due April 1, 2007.

               - Accrued interest to be paid at each installment beginning on October 1, 2005.

[ ] Check here if the Investor is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D under the Act.
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                                   SCHEDULE II

None.